Consent of Independent Registered Public Accounting Firm


We hereby consent to the use in the Statements of Additional Information constituting part of this Post-Effective Amendment No. 85 to Registration Statement File No. 2-30070 on Form N-4 (the "Registration Statement") of (1) our report dated April 14, 2006 relating to the financial statements of Separate Account A of AXA Equitable Life Insurance Company for the year ended December 31, 2005, and (2) our report dated March 17, 2006 relating to the consolidated financial statements of AXA Equitable Life Insurance Company for the year ended December 31, 2005. We also consent to the incorporation by reference in the Prospectuses of our reports dated March 17, 2006 appearing on page F-1 and page F-57 of AXA Equitable Life Insurance Company's Annual Report on Form 10-K for the year ended December 31, 2005. We also consent to the reference to us under the headings "Incorporation of certain documents by reference" in the Prospectuses and "Custodian and independent registered public accounting firm" in the Statements of Additional Information.




/s/ PricewaterhouseCoopers LLP
New York, New York
April 19, 2006